Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Consolidated Resources Health Care Fund II (the "Partnership") on Form 10-Q for the period ending March 31, 2000 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John F. McMullan, Principal Executive Officer and Chief Financial Officer of the Partnership, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes- Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Partnership.

Date:August 26, 2002    By:  /s/ John F. McMullan
                            --------------------------------------
                            John F. McMullan
                            Chief Financial Officer (chief executive and chief financial officer of the Partnership)